Exhibit 99.1
CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
REPORTS RESULTS FOR THE SECOND QUARTER OF 2022
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San Antonio, TX, August 9, 2022 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) today reported financial results for the quarter ended June 30, 2022.
“We delivered strong results during the second quarter, exceeding our consolidated revenue guidance, as advertising demand remained robust across our markets in the Americas and Europe,” said Scott Wells, Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “Our strong performance was once again led by our digital assets, which are becoming a greater contributor to our results as we advance as a visual media powerhouse targeting consumers on the move.
“The out-of-home industry is forecasted to grow well ahead of other traditional media for the full year and we’re well positioned to benefit given our progress in innovating and modernizing our asset base and operating infrastructure. We’re making our solutions more data driven, easier to buy and faster to launch, which is expanding the range of advertisers we can pursue.
“With our top-line momentum continuing into the current quarter, we’re keeping a close watch on developments impacting the global economy. As we have demonstrated during the COVID-19 pandemic, we have the levers to manage our costs should that need arise, while ensuring we have ample liquidity on our balance sheet.
“As we execute our core investment plan, we continue to evaluate strategic alternatives for our European business. Given the current state of European capital markets, our Board of Directors has authorized the Company to focus the strategic review on the potential disposal of certain of our lower-margin or lower-priority European assets, in line with our goal to optimize our portfolio in the best interests of our shareholders.”
Financial Highlights:
Second quarter of 2022, as compared to the same period of 2021:
Americas:
•Revenue up 27.4% to $346.1 million
•Segment Adjusted EBITDA1 up 16.9% to $148.8 million
Europe:
•Revenue up 13.4% to $280.3 million. Revenue, excluding movements in foreign exchange rates ("FX")1, up 27.8% to $315.8 million
•Segment Adjusted EBITDA1 up $42.8 million to $44.5 million. Segment Adjusted EBITDA1, excluding movements in FX, up $48.6 million to $50.4 million
1     See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for an explanation of this financial measure.
Guidance:
Our expectations for the third quarter of 2022 are as follows:
•Consolidated revenue between $625 million and $645 million, excluding movements in FX
•Americas revenue between $340 million and $350 million
•Europe revenue between $270 million and $280 million, excluding movements in FX
We expect consolidated capital expenditures for the full year of 2022 to be between $185 million and $205 million.
Expected results and estimates may be impacted by factors outside of the Company’s control, and actual results may be materially different from this guidance. See “Cautionary Statement Concerning Forward-Looking Statements” herein.

Results:
Revenue:

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2022	2021		2022	2021
Revenue:
Americas	$346,132	$271,620	27.4%	$641,271	$483,504	32.6%
Europe	280,347	247,124	13.4%	497,419	396,648	25.4%
Other	16,901	12,338	37.0%	30,378	21,838	39.1%
Consolidated Revenue	$643,380	$531,082	21.1%	$1,169,068	$901,990	29.6%

Revenue excluding movements in FX1:
Americas	$346,132	$271,620	27.4%	$641,271	$483,504	32.6%
Europe	315,821	247,124	27.8%	546,003	396,648	37.7%
Other	17,044	12,338	38.1%	30,658	21,838	40.4%
Consolidated Revenue excluding movements in FX	$678,997	$531,082	27.9%	$1,217,932	$901,990	35.0%
1See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.
Revenue for the second quarter of 2022, as compared to the same period of 2021:
Americas: Revenue up 27.4%:
•Revenue up across most products, primarily driven by airport displays and billboards
◦Airport display revenue up 148.6% to $61.1 million from $24.6 million
•Digital revenue up 53.2% to $130.4 million from $85.2 million
◦Digital revenue from billboards, street furniture and spectaculars up 28.3% to $95.9 million from $74.7 million
◦Digital revenue from transit, including airports, up 232.0% to $34.6 million from $10.4 million
•National sales comprised 38.6% and 37.1% of total revenue for the three months ended June 30, 2022 and 2021, respectively
Europe: Revenue up 13.4%; excluding movements in FX, up 27.8%:
•Revenue up across all products, most notably street furniture and transit, and in almost all countries, led by France, Sweden and the U.K.
•Digital revenue up 34.0% to $107.5 million from $80.3 million; digital revenue, excluding movements in FX, up 50.6% to $120.9 million
Other: Revenue up 37.0%; excluding movements in FX, up 38.1%:
•Revenue up in all countries

Direct Operating & SG&A Expenses:

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2022	2021		2022	2021
Direct operating & SG&A expenses[1]:
Americas	$197,668	$144,896	36.4%	$382,815	$293,582	30.4%
Europe	236,760	261,054	(9.3)%	467,676	479,903	(2.5)%
Other	15,191	13,139	15.6%	29,287	26,464	10.7%
Consolidated Direct operating & SG&A expenses[2]	$449,619	$419,089	7.3%	$879,778	$799,949	10.0%

Direct operating & SG&A expenses excluding movements in FX3:
Americas	$197,668	$144,896	36.4%	382,815	$293,582	30.4%
Europe	266,501	261,054	2.1%	511,735	479,903	6.6%
Other	15,317	13,139	16.6%	29,625	26,464	11.9%
Consolidated Direct operating & SG&A expenses excluding movements in FX	$479,486	$419,089	14.4%	$924,175	$799,949	15.5%
1“Direct operating & SG&A expenses” as included throughout this earnings release refers to the sum of direct operating expenses (excluding depreciation and amortization) and selling, general and administrative expenses (excluding depreciation and amortization).
2Consolidated direct operating & SG&A expenses during the three months ended June 30, 2022 and 2021 include restructuring and other costs of $1.2 million and $16.1 million, respectively, including severance and related costs associated with our restructuring plan to reduce headcount in our Europe segment of $0.6 million and $15.5 million, respectively. Consolidated direct operating & SG&A expenses during the six months ended June 30, 2022 and 2021 include restructuring and other costs of $1.7 million and $18.8 million, respectively, including severance and related costs associated with our restructuring plan to reduce headcount in our Europe segment of $0.4 million and $17.2 million, respectively.
3See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.
Direct operating and SG&A expenses for the second quarter of 2022, as compared to the same period of 2021:
Americas: Direct operating and SG&A expenses up 36.4%:
•Site lease expense up 49.4% to $114.4 million from $76.6 million; driven by higher revenue and lower negotiated rent abatements
◦Rent abatement reductions of site lease expense of $13.6 million compared to $30.4 million
•Higher compensation costs driven by improvements in operating performance and increased headcount
•Higher credit loss expense related to higher current year revenue & prior year reductions in allowance for credit losses
Europe: Direct operating and SG&A expenses down 9.3%; excluding movements in FX, up 2.1%:
•Site lease expense up 0.6% to $111.7 million from $111.0 million; site lease expense, excluding movements in FX, up 13.2% to $125.7 million driven by higher revenue and lower negotiated rent abatements & governmental rent subsidies
◦Rent abatement reductions of site lease expense of $0.5 million compared to $3.8 million
•Higher compensation costs driven by improvements in operating performance
•Partially offset by lower costs for our restructuring plan to reduce headcount
Other: Direct operating and SG&A expenses up 15.6%; excluding movements in FX, up 16.6%:
•Higher site lease expense driven by higher revenue
•Higher compensation costs driven by increased headcount

Corporate Expenses:

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2022	2021		2022	2021
Corporate expenses[1]	$39,081	$37,728	3.6%	$82,726	$71,770	15.3%
Corporate expenses excluding movements in FX2	$39,782	$37,728	5.4%	$83,555	$71,770	16.4%
1Corporate expenses include restructuring and other costs of $1.5 million and $2.5 million during the three months ended June 30, 2022 and 2021, respectively, and $10.5 million and $7.1 million during the six months ended June 30, 2022 and 2021, respectively. Included within restructuring and other costs were severance and related costs (reversals) associated with our restructuring plan to reduce headcount in our Europe segment of $(0.5) million during the three and six months ended June 30, 2022 and $0.2 million and $1.1 million during the three and six months ended June 30, 2021, respectively.
2See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for an explanation of this financial measure.
Corporate expenses for the second quarter of 2022, as compared to the same period of 2021:
Corporate expenses up 3.6%; excluding movements in FX, up 5.4%:
•Higher compensation costs, including share-based compensation
Net Loss:
Consolidated net loss was $65.3 million and $124.4 million during the three months ended June 30, 2022 and 2021, respectively, and $155.0 million and $457.9 million during the six months ended June 30, 2022 and 2021, respectively.
•Impairment charges of $21.8 million and $119.0 million recognized during the three months ended June 30, 2022 and six months ended June 30, 2021, respectively, related to indefinite-lived permits
•Losses on extinguishment of debt of $51.7 million and $102.8 million recognized during the three and six months ended June 30, 2021, respectively, related to redemption of the Clear Channel Worldwide Holdings 9.25% Senior Notes due 2024
•Other expense of $26.2 million and $32.2 million recognized during the three and six months ended June 30, 2022, respectively, compared to other income of $3.6 million and $10.2 million during the three and six months ended June 30, 2021, respectively, driven by net foreign exchange transaction losses and gains
•Income tax expense of $23.4 million and $20.7 million recognized during the three and six months ended June 30, 2022, respectively, compared to income tax benefit of $0.4 million and $29.1 million during the three and six months ended June 30, 2021, respectively

Adjusted EBITDA1:

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2022	2021		2022	2021
Segment Adjusted EBITDA[1]:
Americas	$148,754	$127,221	16.9%	$259,090	$191,441	35.3%
Europe	44,522	1,744	N/A	30,768	(65,885)	N/A
Other	1,710	(921)	N/A	1,091	(4,746)	N/A
Total Segment Adjusted EBITDA	194,986	128,044	52.3%	290,949	120,810	140.8%
Adjusted Corporate expenses[1]	(30,727)	(30,762)	(0.1)%	(60,588)	(56,199)	7.8%
Adjusted EBITDA[1]	$164,259	$97,282	68.8%	$230,361	$64,611	256.5%

Segment Adjusted EBITDA excluding movements in FX1:
Americas	$148,754	$127,221	16.9%	$259,090	$191,441	35.3%
Europe	50,369	1,744	N/A	35,412	(65,885)	N/A
Other	1,727	(921)	N/A	1,033	(4,746)	N/A
Total Segment Adjusted EBITDA	200,850	128,044	56.9%	295,535	120,810	144.6%
Adjusted Corporate expenses excluding movements in FX1	(31,408)	(30,762)	2.1%	(61,375)	(56,199)	9.2%
Adjusted EBITDA excluding movements in FX1	$169,442	$97,282	74.2%	$234,160	$64,611	262.4%
1See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.
Capital Expenditures:

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2022	2021		2022	2021
Capital expenditures:
Americas	$30,224	$18,406	64.2%	$48,036	$24,131	99.1%
Europe	11,529	9,256	24.6%	26,734	17,306	54.5%
Other	235	907	(74.1)%	1,106	2,220	(50.2)%
Corporate	3,311	3,279	1.0%	5,232	6,109	(14.4)%
Consolidated capital expenditures	$45,299	$31,848	42.2%	$81,108	$49,766	63.0%
Digital displays:
•Americas markets deployed 29 new digital billboards in the second quarter, adding to a total of more than 1,600 digital billboards as of June 30, 2022. Combined with our smaller format digital displays in airports and on shelters, we had a total of more than 3,200 digital displays across the United States as of June 30, 2022.
•Europe markets added 281 new digital displays in the second quarter, adding to a total of more than 18,800 digital displays as of June 30, 2022.
•Our Latin American markets had more than 700 digital displays as of June 30, 2022.

Clear Channel International B.V.
Our Europe segment consists of the businesses operated by Clear Channel International B.V. (“CCIBV”) and its consolidated subsidiaries. Accordingly, the revenue for our Europe segment is the same as the revenue for CCIBV. Europe Segment Adjusted EBITDA, the segment profitability metric reported in our financial statements, does not include an allocation of CCIBV's corporate expenses that are deducted from CCIBV's operating income (loss) and Adjusted EBITDA.
As discussed above, Europe and CCIBV revenue increased $33.2 million during the second quarter of 2022 compared to the same period of 2021 to $280.3 million. After adjusting for a $35.5 million impact from movements in FX, Europe and CCIBV revenue increased $68.7 million.
CCIBV operating income was $15.6 million in the second quarter of 2022 compared to operating loss of $40.0 million in the same period in 2021.
For a discussion of revenue and direct operating and SG&A expenses driving CCIBV’s Adjusted EBITDA, see the discussion of our Europe Segment Adjusted EBITDA in this earnings release.
Liquidity and Financial Position:
Cash and Cash Equivalents:
As of June 30, 2022, we had $314.6 million of cash on our balance sheet, including $105.1 million of cash held outside the U.S.

(In thousands)	Six months ended June 30,
2022
Net cash provided by operating activities	$19,239
Net cash used for investing activities	(85,054)
Net cash used for financing activities	(20,941)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(8,388)
Net decrease in cash, cash equivalents and restricted cash	$(95,144)

Cash paid for interest	$161,334
Cash paid for income taxes, net of refunds	$2,442
Debt:
During the six months ended June 30, 2022, we made principal payments on our Term Loan Facility totaling $10.0 million and expect to make additional principal payments of $10.0 million during the remainder of the year. Our next material debt maturity is in 2025 when the $375.0 million aggregate principal amount of CCIBV 6.625% Senior Secured Notes is due. However, at our option, we may redeem or repay a portion of our outstanding debt prior to maturity in accordance with the terms of our debt agreements.
We anticipate having approximately $179.9 million of cash interest payment obligations during the remainder of 2022 and $372.2 million of cash interest payment obligations in 2023, assuming current interest rates remain and that we do not refinance or incur additional debt.
Please refer to Table 3 in this earnings release for additional detail regarding our outstanding debt balance.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and its Subsidiaries:

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$643,380	$531,082	$1,169,068	$901,990
Operating expenses:
Direct operating expenses(1)	331,325	306,224	652,527	589,514
Selling, general and administrative expenses(1)	118,294	112,865	227,251	210,435
Corporate expenses(1)	39,081	37,728	82,726	71,770
Depreciation and amortization	60,577	62,567	120,984	124,419
Impairment charges	21,805	—	21,805	118,950
Other operating expense (income), net	1,367	(1,740)	(3,544)	(1,623)
Operating income (loss)	70,931	13,438	67,319	(211,475)
Interest expense, net	(86,594)	(90,242)	(169,392)	(182,935)
Loss on extinguishment of debt	—	(51,656)	—	(102,757)
Other income (expense), net	(26,235)	3,631	(32,234)	10,185
Loss before income taxes	(41,898)	(124,829)	(134,307)	(486,982)
Income tax benefit (expense)	(23,419)	428	(20,739)	29,125
Consolidated net loss	(65,317)	(124,401)	(155,046)	(457,857)
Less amount attributable to noncontrolling interest	347	179	486	(924)
Net loss attributable to the Company	$(65,664)	$(124,580)	$(155,532)	$(456,933)
(1)Excludes depreciation and amortization
Weighted Average Shares Outstanding

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Weighted average common shares outstanding – Basic and Diluted	475,125	468,847	472,859	467,364
TABLE 2 - Selected Balance Sheet Information:

(In thousands)	June 30, 2022	December 31, 2021
Cash and cash equivalents	$314,616	$410,767
Total current assets	982,532	1,134,521
Net property, plant and equipment	777,293	827,246
Total assets	5,054,187	5,299,355
Current liabilities (excluding current portion of long-term debt)	995,625	1,091,779
Long-term debt (including current portion of long-term debt)	5,596,820	5,604,953
Stockholders’ deficit	(3,342,250)	(3,193,970)

TABLE 3 - Total Debt:

(In thousands)	June 30, 2022	December 31, 2021
Debt:
Term Loan Facility	$1,945,000	$1,955,000
Revolving Credit Facility[1]	—	—
Receivables-Based Credit Facility[1]	—	—
Clear Channel Outdoor Holdings 5.125% Senior Secured Notes Due 2027	1,250,000	1,250,000
Clear Channel Outdoor Holdings 7.75% Senior Notes Due 2028	1,000,000	1,000,000
Clear Channel Outdoor Holdings 7.5% Senior Notes Due 2029	1,050,000	1,050,000
Clear Channel International B.V. 6.625% Senior Secured Notes Due 2025	375,000	375,000
Other debt[2]	35,270	39,006
Original issue discount	(6,294)	(6,976)
Long-term debt fees	(52,156)	(57,077)
Total debt[3]	5,596,820	5,604,953
Less: Cash and cash equivalents	(314,616)	(410,767)
Net debt	$5,282,204	$5,194,186
1As of June 30, 2022, we had $43.2 million of letters of credit outstanding and $131.8 million of excess availability under the Revolving Credit Facility and $43.5 million of letters of credit outstanding and $81.5 million of excess availability under the Receivables-Based Credit Facility.
2Other debt includes finance leases and a state-guaranteed loan of €30.0 million, or $31.4 million at current exchange rates. In April 2022, as permitted under the terms of the loan agreement, the Company elected to extend the loan’s maturity date to June 29, 2027, with quarterly principal repayments of €1.875 million due beginning in September 2023. The annual interest rate on such loan for periods after June 2022 is 0.7% (with no interest due prior thereto), and the annual cost of the state guarantee will be 1.0% of the outstanding loan amount through June 29, 2024 and 2.0% of the outstanding loan amount for the remainder of the loan term.
3The current portion of total debt was $21.1 million and $21.2 million as of June 30, 2022 and December 31, 2021, respectively.
Update Regarding Review of Strategic Alternatives for European Business:
As previously disclosed in December 2021, our Board of Directors authorized a review of strategic alternatives for our European business, including a possible sale. Since that time, the Company has diligently and thoroughly conducted this strategic review and continues to do so, intending to optimize our portfolio in the best interests of our shareholders. Given the current state of European capital markets, and the resulting environment to transact for the whole of our European business, our Board of Directors has authorized the Company to focus the strategic review on the potential disposal of certain of our lower-margin European assets (and/or other European assets of lower priority to our European business on the whole), while retaining, for now, our higher-margin European assets, which are performing well. Accordingly, the Company is currently focused on strategic dialogues with potential acquirers of such lower-margin and/or lower-priority European assets.
As before, there can be no assurance that the strategic review process will result in any transaction(s) or particular outcome(s). The Company has not set a timetable for completion of the review, may suspend the process at any time and does not intend to make further announcements regarding the process unless and until our Board of Directors approves a course of action for which further disclosure is appropriate.
Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA:
A significant portion of the Company's advertising operations is conducted in foreign markets, principally Europe, and Company management reviews the results from its foreign operations on a constant dollar basis. The Company presents the non-GAAP financial measures of revenue excluding movements in FX, direct operating and SG&A expenses excluding movements in FX, corporate expenses excluding movements in FX and Adjusted EBITDA (as defined below) excluding movements in FX because Company management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period-to-period comparisons of business performance and provides useful information to investors. These non-GAAP financial measures, which exclude the effects of foreign exchange rates, are calculated by converting the current period's amounts in local currency to U.S. dollars using average foreign exchange rates for the comparable prior period.

The Company presents Adjusted EBITDA because the Company believes Adjusted EBITDA helps investors better understand the Company’s operating performance as compared to other out-of-home advertisers, and this metric is widely used in practice. The Company defines “Adjusted EBITDA” as consolidated net income (loss), plus: income tax expense (benefit); all non-operating expenses (income), including other expense (income), net, loss on extinguishment of debt, and interest expense, net; other operating expense (income), net; impairment charges; depreciation and amortization; non-cash compensation expenses included within corporate expenses; and restructuring and other costs included within operating expenses. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs and other special costs. The Company uses Adjusted EBITDA as one of the primary measures for the planning and forecasting of future periods, as well as for measuring performance for compensation of Company executives and other members of Company management. The Company believes Adjusted EBITDA is useful for investors because it allows investors to view performance in a manner similar to the method used by Company management and helps improve investors' ability to understand the Company’s operating performance, making it easier to compare the Company's results with other companies that have different capital structures or tax rates. In addition, the Company believes Adjusted EBITDA is among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
As part of the calculation of Adjusted EBITDA, the Company also presents the non-GAAP financial measure of “Adjusted Corporate expenses,” which the Company defines as corporate expenses excluding restructuring and other costs and non-cash compensation expense.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or, in the case of Adjusted EBITDA, the Company’s ability to fund its cash needs. In addition, Adjusted EBITDA may not be comparable to similarly-titled measures employed by other companies. Users of this non-GAAP financial information should consider the types of events and transactions that are excluded.
As required by SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) consolidated net loss to Adjusted EBITDA and (ii) corporate expenses to Adjusted Corporate expenses.
Reconciliation of Consolidated Net Loss to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Consolidated net loss	$(65,317)	$(124,401)	$(155,046)	$(457,857)
Adjustments:
Income tax expense (benefit)	23,419	(428)	20,739	(29,125)
Other expense (income), net	26,235	(3,631)	32,234	(10,185)
Loss on extinguishment of debt	—	51,656	—	102,757
Interest expense, net	86,594	90,242	169,392	182,935
Other operating expense (income), net	1,367	(1,740)	(3,544)	(1,623)
Impairment charges	21,805	—	21,805	118,950
Depreciation & amortization	60,577	62,567	120,984	124,419
Share-based compensation	6,876	4,506	11,590	8,457
Restructuring and other costs	2,703	18,511	12,207	25,883
Adjusted EBITDA	$164,259	$97,282	$230,361	$64,611

Reconciliation of Corporate Expenses to Adjusted Corporate Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Corporate expenses	$(39,081)	$(37,728)	$(82,726)	$(71,770)
Restructuring and other costs	1,478	2,460	10,548	7,114
Share-based compensation	6,876	4,506	11,590	8,457
Adjusted Corporate expenses	$(30,727)	$(30,762)	$(60,588)	$(56,199)
Segment Adjusted EBITDA
The Company has two reportable segments, which it believes best reflect how the Company is currently managed: Americas and Europe. The Company’s remaining operating segment, Latin America, does not meet the quantitative threshold to qualify as a reportable segment and is disclosed as “Other” herein.
Segment Adjusted EBITDA is the profitability metric reported to the Company's chief operating decision maker for purposes of making decisions about allocation of resources to, and assessing performance of, each reportable segment. Segment Adjusted EBITDA is a GAAP financial measure that is calculated as Revenue less Direct operating expenses and SG&A expenses, excluding restructuring and other costs. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs and other special costs.
Conference Call
The Company will host a conference call to discuss these results on August 9, 2022 at 8:30 a.m. Eastern Time. The conference call number is 1-844-200-6205 (U.S. callers) and 1-929-526-1599 (international callers), and the access code for both is 285910. A live audio webcast of the conference call will be available on the “Events and Presentations” section of the Company’s investor website (investor.clearchannel.com). After the live conference call, a replay of the webcast will be available for a period of 30 days on the “Events and Presentations” section of the Company’s investor website.
About Clear Channel Outdoor Holdings, Inc.
Clear Channel Outdoor Holdings, Inc. ("CCOH") (NYSE: CCO) is at the forefront of driving innovation in the out-of-home advertising industry. Our dynamic advertising platform is broadening the pool of advertisers using our medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of our diverse portfolio of assets, we connect advertisers with millions of consumers every month across more than 500,000 print and digital displays in 25 countries.
For further information, please contact:
Investors:
Eileen McLaughlin
Vice President - Investor Relations
(646) 355-2399
InvestorRelations@clearchannel.com

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this earnings release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimate,” “forecast” and similar words and expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our guidance and outlook, our business plans and strategies, our expectations about certain markets, strategic review processes and our liquidity are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.
Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this earnings release include, but are not limited to: risks associated with weak or uncertain global economic conditions and their impact on the level of expenditures on advertising; heightened levels of economic inflation and rising interest rates; fluctuations in operating costs; supply chain shortages; the war in Ukraine and the associated global effects thereof; the continued impact of the COVID-19 pandemic on our operations and on general economic conditions; our ability to service our debt obligations and to fund our operations and capital expenditures; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; industry conditions, including competition; our ability to obtain and renew key contracts with municipalities, transit authorities and private landlords; technological changes and innovations; shifts in population and other demographics; changes in labor conditions and management; regulations and consumer concerns regarding privacy and data protection; a breach of our information security systems and measures; legislative or regulatory requirements; restrictions on out-of-home advertising of certain products; the impact of the continued strategic review of our European business and assets, including a possible sale thereof; our ability to execute restructuring plans; the impact of future dispositions, acquisitions and other strategic transactions; third-party claims of intellectual property infringement, misappropriation or other violation against us or our suppliers; the risk that indemnities from iHeartMedia will not be sufficient to insure us against the full amount of certain liabilities; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; volatility of our stock price; the effect of analyst or credit ratings downgrades; our ability to continue to comply with the applicable listing standards of the New York Stock Exchange; the ability of our subsidiaries to dividend or distribute funds to us in order for us to repay our debts; the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business; the phasing out of LIBOR; our dependence on our management team and other key individuals; continued scrutiny and changing expectations from investors, lenders, customers, government regulators and other stakeholders; and certain other factors set forth in our other filings with the SEC. This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this earnings release. Other key risks are described in the section entitled "Item 1A. Risk Factors" of the Company’s reports filed with the U.S. Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2021. Except as otherwise stated in this earnings release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.